

Hunter Maritime Acquisition Corp.

May 2017

Disclaimer

This presentation is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell any of Hunter Maritime Acquisition Corp. (the "Company", "we", "us" or "our") securities, including any Class A common shares. The solicitation of offers to buy Class A common shares of the Company will only be made pursuant to the Offer to Purchase, dated April 27, 2017 (as amended, modified or supplemented), and the related Letter of Transmittal that the Company distributed to its shareholders. **The Tender Offer materials contain important information that should read carefully before any decision is made with respect to the Tender Offer.** Those materials have been and will continue to be distributed by the Company to the Company's shareholders at no expense to them. In addition, all of those materials (and all Tender Offer documents filed with the U.S. Securities and Exchange Commission (the "SEC")) will be available at no charge on the SEC's website at www.sec.gov and from Morrow Sodali LLC, the information agent for the Tender Offer.

Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of the Company, its affiliates, nor their respective directors, officers, employees, members, partners, shareholders or agents makes any representation or warranty with respect to the accuracy of such information.

This presentation may contain certain "forward-looking statements" including statements about market and industry trends, investment opportunities and pipeline, business conditions and other matters. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "believe," "could," "project," "predict," "hypothetical," "continue," "future" or other similar words or expressions.

Forward-looking statements also include those statements relating to the Company's proposed acquisition of five capesize dry bulk vessels (the "Acquisition Vessels") in an en bloc transaction for an aggregate purchase price of $139.4 million from five sellers (the "Acquisition") and the Company's Tender Offer for up to 8,233,100 of its Class A common shares (the "Tender Offer"), as well as the Company's post-Acquisition activities, including, among others: (i) statements about the benefits of the Acquisition; (ii) the Company's plans, expectations and intentions, including with respect to the Acquisition, financing for the Acquisition, and the use of proceeds from the Company's trust account; (iii) the expected timing of the completion of the Acquisition and the Tender Offer; and (iv) other statements relating to the Acquisition, the Tender offer and the Company's future activities that are not historical facts.

Forward looking statements, including projections, are subjective and should be considered subject to risks, uncertainties and assumptions. With respect to the Acquisition, the Tender Offer and the Company's future activities, such risks and uncertainties include, among others: (i) risks associated with the Tender Offer, including uncertainty as to whether the maximum tender condition will be exceeded; (ii) risks associated with the closing of the Acquisition, including uncertainty as to the satisfaction of the conditions to the closing (iii) the risks of operating the Acquisition Vessels and any other vessels acquired in the future, including declining demand for seaborne transportation of cargoes and resulting declines in charter rates for the Company's vessels; (iv) inability to expand the Company's business; (v) ability to meet Nasdaq's continuing listing standards; (vi) requirements or changes affecting the maritime shipping industry, including legal and regulatory requirements and changes affecting the operation of sea-going vessels (including the Acquisition Vessels); (vii) the volatility in market prices of the Company's securities and changes in general economic conditions; (viii) risks associated with competition; (ix) risks associated with the Company's ability to draw from the support and expertise of its sponsor's organization and the loss of key personnel; or (x) any of the factors described in the "Risks Factors" section of the company's Tender Offer statement or other filings and submissions made by the SEC.

The foregoing listing of risks is not exhaustive. These risks as well as other risks associated with the Acquisition and the Tender Offer, are more fully discussed in the Company's Schedule TO filed with the SEC in connection with the Tender Offer. Additional risks and uncertainties are identified and discussed in the Company's reports filed, or to be filed, with the SEC and available at the SEC's website at www.sec.gov. Forward looking statements in this presentation speak only as of the date hereof. The Company does not undertake any obligation, and does not intend, to update these forward-looking statements whether as a result of new information, future events or for any other reason, except as required by law.

These factors could cause actual results, performance or developments to differ materially from those expressed in any of our forward-looking statements. There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not take any statement regarding past trends or activities of our sponsor or its affiliates as a representation that the trends or such activities will continue in the future or apply to the Company. Accordingly, you should not put undue reliance on these statements. This presentation is not intended to constitute, and should not be construed as investment advice.

No representation or warranty is made as to the accuracy or completeness of the information or analysis in this presentation.

Presenters



Alexander Saverys
CEO, Hunter Maritime Acquisition Corp.

- CEO, Director – CMB Group
- Managing Director – Delphis NV
- Director – VGP NV
- Director – Royal Belgian Shipowner's Association
- Director – Team Lines Deutschland GmbH



Benoit Timmermans
CCO, Hunter Maritime Acquisition Corp.

- CCO, Director – CMB Group
- Director – ASL Aviation
- CFO – SCL
- Director – Hessenatie Logistics NV
- Managing Director – Bocimar International NV
- Managing Director – SAGA

Our management team has extensive experience in the international maritime space



Transaction Overview and Highlights

Situation Overview

Hunter Maritime Acquisition Corp. ("Hunter Maritime" or the "Company") has entered an agreement to purchase five capesize dry bulk carriers (the "Acquisition")

- The Company has definitive agreements to purchase the vessels from five Cyprus-based companies (the "Sellers") affiliated with one or more members of the Oskar Wehr group of companies of Hamburg, Germany
- Hunter Maritime has agreed to pay an aggregate purchase price for the vessels of $139.4 million in cash
- The vessels have an aggregate cargo-carrying capacity of approximately 876,000 DWT (individual capacities between 175,154 DWT and 175,401 DWT per vessel) and an average age of approximately 6.2 years
  - Four of the vessels are currently employed on time charter, each expiring as early as July 2017, August 2017, December 2017 and February 2018
- As part of the Acquisition, the Company expects to have the time charter agreements or other employment arrangements that are in place upon the consummation of the Acquisition novated to the Company
- Hunter Maritime currently expects to fund the aggregate purchase price using a portion of the funds held in the trust account related to its initial public offering and/or from funds raised through financing activities, which may include one or more credit facilities or other equity or debt financing arrangements
- In connection with the Acquisition, the Company has initiated an offer to purchase up to 8,233,100 of its Class A common shares at a purchase price of $10.00 per share (the "Tender Offer")
- Closing the Acquisition is conditioned upon certain factors, including final approval of the Company's board, successful closing of the Tender Offer and the Company having available funds sufficient to pay the purchase price of the Vessels



Hugo Selmer

Transaction Overview

Transaction Overview (1)

Transaction Sources	$MM	% of Total
Hunter Maritime Cash	151.7	100%
Credit Facility / Other Financings	0.0	0%
Total Sources	**151.7**	**100%**

Transaction Uses	$MM	% of Total
Purchase of Vessels	139.4	92%
Cash to Balance Sheet	6.3	4%
Transaction Fees & Expenses	6.0	4%
Total Uses	**151.7**	**100%**

Illustrative Post-Transaction Ownership (2)



Hunter Maritime Sponsor 21%
Public Shareholders 79%

Overview of Acquisition Fleet

Vessel Name	Capacity (DWT)	Current Employment (3)	Current Daily Charter Rate ($)	Year Built	Purchase Price ($MM)
Charlotte Selmer	175,154	SwissMarine	13,500	2011	28.8
Greta Selmer	175,181	Spot Market	N/A	2011	28.8
Lene Selmer	175,397	Cargill	12,000	2010	26.5
Hugo Selmer	175,401	SwissMarine	8,100	2010	26.5
Tom Selmer	175,219	SwissMarine	7,700	2011	28.8
Total	**876,352**				**139.4**
Average	**175,270**				**27.9**



Charlotte Selmer

Notes
1. Assumes that none of Hunter Maritime's public shareholders redeem their shares in the Tender Offer
2. Reflects pro forma ownership assuming nominal share price of $10.00, Hunter Maritime stake includes shares held by Saverco NV
3. "SwissMarine" means SwissMarine Asia Pte. Lte., and "Cargill" means Cargill Ocean Transportation Singapore Pte. Ltd.

Acquisition Thesis Reinforced Since Fall 2016

Our Initial Thesis...	...And What Has Happened Since

Our Initial Thesis...

- Vessel valuations appeared to be hitting a bottom, having reached at multi-decade lows
- Supply-side forces would favor those able to weather the storm, as certain factors set in motion a recovery that was expected over the next two years:
  - Increased scrapping
  - Significantly decreasing newbuild contracting
  - Distressed shipyards
  - Declining access to capital (debt and equity)
- Demand-side outlook to remain constructive:
  - Steady Chinese iron ore consumption would underpin tonne-mile demand
  - Seaborne coal upside surprises (due to Chinese demand) expected to set the tone for 2017 and beyond
  - Minor bulks and grain would continue a steady rise with world population growth

...And What Has Happened Since

- ✓ Baltic Dry Index has gained ~40% year-over-year and currently sits over 1,000
- ✓ Supply-side predictions are holding true:
  - Newbuild contracting has yet to materialize in 2017, with fewer than a dozen newbuild orders for dry bulk vessels in the first quarter of the year
  - Low secondhand vessel prices and low ordering expected to drive down active shipyards by more than half in 2017
  - Scrapping continues at elevated levels, albeit at a more muted rate as dayrates rise
  - Traditional lenders face large losses and have been shedding loan portfolios at rapid rates
- ✓ Demand trends continue to improve:
  - Chinese steel mill profitability is improving and demand is accelerating
  - Chinese dependence on seaborne iron ore continues to rise as domestic production wanes

Hunter is Backed by an Experienced Management Team

Name (Role at Hunter Maritime) / Years of Experience	Description	Past and Present Companies (Roles)
 Marc Saverys (Chairman) 40+ Years	• Appointed Managing Director in April 1992; Chairman of the Board of CMB Group since September 2014 • Previously Chairman of Euronav and Managing Director of Exmar – Formerly head of dry bulk operations for Exmar while it operated as a diversified shipping company • Master of Laws, University of Ghent	• CMB Group (Chairman) • Durabilis NV (Chairman) • Exmar (Managing Director) • Euronav NV (Former Chairman) • Pentahold NV (Director) • Hessenatie Logistics NV (President) • SCR – Sibelco NV (Director)
 Alexander Saverys (CEO) 12 Years	• Director of CMB Group since 2006, appointed Managing Director in September 2014 • Founded Delphis NV, a company offering multimodal transport solutions throughout Europe, in 2004 • Master of Laws, University of Leuven and Madrid; MBA, Fachhochschule für Wirtschaft Berlin	• CMB Group (Managing Director, Director) • Delphis NV (Founder, Managing Director) • VGP NV (Non-Executive Director, Director) • Royal Belgian Shipowner's Association (Director) • Team Lines Deutschland GmBH & Co., KG (Managing Director)
 Ludovic Saverys (CFO) 8 Years	• CFO of CMB Group since September 2014 • Member of Board of Directors of Euronav since May 2015 • Previously, CEO and founder of SURFACExchange and CFO of MiNeeds • Master of Science in International Business and Finance; Universities in Leuven, Barcelona and London	• CMB Group (CFO, Director) • Euronav NV (Director) • Saverco NV (General Manager) • MiNeeds Inc. (CFO, Director) • SURFACExchange LLC (Founder, CEO) • Moore Stephens Belgium (Director)
 Benoit Timmermans (CCO) 25+ Years	• Chief Commercial Officer and a Director of CMB Group • Prior experience: – CFO of CMB Group's liner division SCL – Managing Director of SAGA – Managing Director of Bocimar – Almabo • University of Louvain; MBA, University of Navarra	• CMB Group (CCO and Director) • ASL Aviation (Director) • SCL (CFO) • Hessenatie Logistics NV (Director) • Bocimar International NV (Managing Director) • SAGA (Managing Director)

Extensive Experience Managing Public and Private Companies

CMB

BOCIMAR	BOCHEM	DELPHIS	ASL Aviation Group	EURONAV
Dry bulk	Chemical	Container	Aviation	Crude
61 ships	**9 ships**	**29 ships**	**120 planes**	**55 Ships**



Bocimar

- Bocimar International is wholly-owned by the CMB Group
  - Involved in the dry bulk sector for over 40 years
- Fleet consists of 61 ships:
  - 32 Capesize (1 newbuild)
  - 7 Post-Panamax
  - 1 Kamsarmax (to be delivered)
  - 3 Ultramax (2 newbuild)
  - 2 Supramax
  - 16 Handysize



Bochem

- Bochem is the wholly-owned chemical tanker arm of the CMB Group
- Fleet consists of 9 ships
  - 6 x 19,900 DWT
  - 3 x 33,000 DWT
- Bochem's fleet is fixed based on a mix of long term time charters and the spot market (through the Hansa Tanker pool)



Delphis

- Founded in 2004 and headquartered in Antwerp
- Delphis is a tonnage provider of medium-sized container ships and is wholly-owned by CMB
  - The world's biggest ice-class container ship owner
- Fleet consists of 29 container ships, of which 12 are owned by Delphis Hunter, a JV specializing in second-hand Panamax container ships



ASL Aviation Group

- ASL Aviation is a JV between the CMB Group (51%) and 3P Air Freighters (49%)
- ASL is the world's largest operator of Quick-Change aircraft and flies the world's largest civilian fleet of Hercules aircraft
- Operates a fleet of 120 cargo and passenger planes consisting of mainly Boeing 737, Airbus A300 and ATR planes



Euronav

- Euronav was created as a JV between CMB and Compagnie Nationale de Navigation (CNN) in 1995
- Euronav is now the largest quoted crude tanker company in the world by market capitalization
- The Saverys family holds more than 10% of Euronav's float
- Ludovic Saverys is a member of the Board of Directors



Dry Bulk Market Update

Lows In the Current Cycle Show Signs of Recovery

The Baltic Dry Index Was Trading at Multi-Year Lows...


October 2000 – October 2016
12,000
8,000
4,000
0
Oct-00
Jan-03
May-05
Aug-07
Dec-09
Apr-12
Jul-14
Oct-16

Source Baltic Exchange

...However, the Index Has Seen Steady Recovery


February 2016 - Present
1,450
1,200
950
700
450
200
Feb-16
May-16
Aug-16
Oct-16
Jan-17
Apr-17

Source Baltic Exchange

Asset Prices Were Near Multi-Decade Lows... (1)(2)


US$ MM
80
60
40
20
0
Oct-00
Oct-02
Oct-04
Oct-06
Oct-08
Oct-10
Oct-12
Oct-14
Oct-16
Newbuild Prices
Secondhand Prices

Source Drewry Shipping Consultants

...But Values Have Started to Rise (2)


US$ MM
18
13
8
3
Aug-16
Sep-16
Oct-16
Nov-16
Dec-16
Jan-17
Feb-17
Mar-17
Capesize
Panamax
Handymax
Handysize

Source Drewry Shipping Consultants

Notes
1. Represents average prices for Handysize, Handymax, Panamax and Capesize vessels
2. Secondhand values represent 10-year old vessels

We Believe Bulker Supply Should Rationalize Quickly

1

Highest Tonnage Scrapping in Recent Memory



MM DWT
% Existing Fleet
40
30
20
10
0
6
5
3
2
0
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Scrapping
% of Fleet

Low Newbuild Contracting



MM DWT
% Existing Fleet
160
120
80
40
0
80.0
60.0
40.0
20.0
0.0
2001
2005
2009
2013
Mar-17
New Orders
Orderbook as a % of Fleet

Continued Cancellations



MM DWT
% Slippage
140
105
70
35
0
80
60
40
20
0
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Scheduled Deliveries
Actual Deliveries
Slippage (%)

2

Approaching Negative Fleet Growth



%
16
12
8
4
0
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Overall Fleet Growth

3

Dry Bulk Supply / Demand Rebalancing



%
18
12
6
0
(6)
2010
2011
2012
2013
2014
2015
2016
Vessel Demand Growth
Vessel Fleet Growth
Excess Supply (1)

Note

1. Excess supply calculated as fleet growth less demand growth, negative values therefore imply that vessel demand growth exceeded vessel growth (Source: Drewry Shipping Consultants)

Demand Side Trends Steady

- China continues to drive iron ore demand, reaching record highs in 2016 on the back of new infrastructure projects
- Increase in grain trade has kept up with growing world population, buoyed by record harvests
- Minor bulk trade poised to continue its steady rise with improved supply in the commodity market
- Seaborne coal growth supported by China and Asia broadly (South Korea, Taiwan, Vietnam)

1 China's Contribution to Iron Ore Consumption


MM Tons
1,000
800
600
400
200
0
2000
2004
2008
2012
2016
China Iron-Ore Imports
China Steel Production

2 Seaborne Coal Trade Steady


MM Tons
1,200
1,000
800
600
400
2000
2004
2008
2012
2016

3 Seaborne Grain Trade Has Seen Consistent Growth


MM Tons
330
280
230
180
2000
2004
2008
2012
2016

4 Seaborne Minor Bulk Trade Continues to Grow


MM Tons
2,000
1,600
1,200
800
2000
2004
2008
2012
2016

Source Drewry Shipping Consultants

